Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814 T: (240) 507-1300, F: (240) 396-5626 www.pebblebrookhotels.com
News Release
Pebblebrook Hotel Trust Provides 2011 Outlook
     Bethesda, MD, January 20, 2011 — Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today provided its outlook for 2011. The Company’s outlook for 2011, assuming continued improvement in economic activity, positive business travel trends and the other significant assumptions detailed below, is as follows:
•	Estimated net income of $13.1 million to $15.1 million ($0.33 to $0.38 per diluted share);

•	Estimated funds from operations (“FFO”) of $28.2 million to $30.2 million ($0.71 to $0.76 per diluted share and unit); and,

•	Estimated earnings before interest, depreciation, and amortization (“EBITDA”) of $41.0 million to $43.0 million.
Net Income, FFO and EBITDA include approximately $2.0 million of acquisition-related expenses.
     This 2011 outlook is based on the following estimates and assumptions:
•	Hotel industry room revenue per available room (“RevPAR”) to increase 6.0 percent to 8.0 percent over 2010;

•	No additional acquisitions beyond the Argonaut Hotel, which is expected to be completed by February 28, 2011;

•	Portfolio RevPAR growth of 6.0 percent to 8.0 percent over 2010;

•	Portfolio RevPAR of $134.35 to $136.90;

•	Portfolio hotel EBITDA of $50.0 million to $52.0 million;

•	Portfolio hotel EBITDA margins of 23.5 percent to 24.7 percent, representing an increase of 170 basis points to 250 basis points over 2010;

•	Corporate cash general and administrative expenses of approximately $5.8 million;

•	Corporate non-cash general and administrative expenses of approximately $2.7 million;

•	Acquisition and related expenses of approximately $2.0 million;

•	Total capital investments related to renovations, capital maintenance and return on investment projects of approximately $34.0 million to $37.0 million;

•	Interest expense, including the non-cash amortization of deferred financing fees, of approximately $12.8 million;

•	Interest income of approximately $1.5 million;

•	Weighted average outstanding debt of approximately $245.0 million; and,

•	Weighted average fully diluted shares and units of approximately 40.0 million.
     “We are extremely pleased with the performance of each of the hotels that we acquired during 2010, as they continue to benefit from the strong rebound in corporate travel,” noted Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Growth in business transient demand remained healthy throughout the fourth quarter and group demand continues to recover from unprecedented declines in 2008 and 2009. We expect 2011 will be a very strong year for the overall industry, including our high-quality urban-focused portfolio.”
     A number of the Company’s recently acquired hotels are undergoing, or will undergo, property repositioning and renovation programs during the first several months of 2011. These programs are expected to adversely impact operating performance of those hotels during this period, but are expected to increase revenue growth and the value of those hotels following the completion of these improvements.

     “We have made excellent progress with our renovation and repositioning programs at the Sir Francis Drake, the Doubletree Bethesda and The Grand Hotel Minneapolis hotels. We expect the disruption from the work associated with these reinvestment programs to be completed in the Spring,” advised Mr. Bortz. “As a result of these ongoing projects, we anticipate our hotel operating results to be negatively impacted, primarily during the first and second quarters, which has been reflected in our 2011 outlook. Despite this negative impact, we expect to perform in-line with the overall industry, setting us up to outperform in 2012 with renovated and repositioned hotels.”
     The Company’s 2011 outlook includes the operating and financial performance from the hotels the Company owned as of January 20, 2011 as well as the Argonaut Hotel, which is expected to be acquired by February 28, 2011. However, because this acquisition is subject to customary closing requirements and conditions, the Company can give no assurance that the transaction will be consummated during that time period, or at all. The Company’s estimates and assumptions for portfolio RevPAR growth and portfolio EBITDA margin growth for 2011 include the hotels owned as of January 20, 2011 as well as the Argonaut Hotel, but exclude The Grand Hotel Minneapolis for the first three quarters of both 2011 and 2010, because the operating results of that hotel prior to the Company’s acquisition of it in September 2010 were not auditable. The Company expects to include operating results for The Grand Hotel Minneapolis in year-over-year comparisons after it has owned the hotel for one full year.
     If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the 2011 outlook, may vary, and could vary significantly, from the amounts shown above.
About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities. The company owns eight hotels with a total of 2,300 guest rooms.
This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected financial and operating results. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of net income, FFO, EBITDA, RevPAR, the Company’s expenses, share count and other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, capital investments or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions and estimates underlying or relating to any of the foregoing expectations, including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus on Form 424(b)(1) filed on July 23, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this release is as of January 20, 2011. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.
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Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
2011 Outlook
Reconciliation of Net Income (Loss) attributable to common shareholders to FFO and EBITDA
(In thousands)
(Unaudited)

	2011 Outlook
	Low End	High End
Net Income (Loss)	$13,100	$15,100
Depreciation and amortization	15,100	15,100

FFO	$28,200	$30,200

	2011 Outlook
	Low End	High End
Net Income (Loss)	$13,100	$15,100
Interest expense	12,800	12,800
Income tax (benefit) expense	—	—
Depreciation and amortization	15,100	15,100

EBITDA	$41,000	$43,000

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the Company’s consolidated financial statements, presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Funds from Operations — Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties; nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.
Earnings before Interest, Income Taxes, and Depreciation and Amortization (“EBITDA”) — We believe that EBITDA provides investors a useful financial measure to evaluate our operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Interest Income is included in the calculation of EBITDA. The Company anticipates that interest income is more meaningful currently than it may be in subsequent years.
The Company’s presentation of FFO, in accordance with the NAREIT White Paper, and EBITDA should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.